SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2005

SKINVISIBLE, INC.
(Exact name of registrant as specified in its charter)
Nevada	000-25911	88-0344219
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6320 S. Sandhill Rd., Suite 10, Las Vegas, Nevada	89120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 433-7154

___________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 -- REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On May 4, 2005, we entered into a Distribution Agreement (“Agreement”) with Safe4Hours, Inc. (“Safe4Hours”), a Nevada corporation. Under the terms of this Agreement, we granted Safe4Hours the exclusive right to distribute, market, sell, and promote our antimicrobial hand sanitizer in every country in the whole except Canada, the United States, and Mexico. The rights to distribute, market, sell, and promote our antimicrobial hand sanitizer in Canada, the United States, and Mexico are held by Dermal Defense, Inc., a Michigan corporation. Safe4Hours acquired these rights for an up-front fee of $1,000,000, of which $25,000 has been received and the remaining $975,000 is payable in quarterly installments based upon a predetermined formula until the balance is received, and a royalty fee of no less than 5% of gross revenue of all sales.

A copy of the distribution agreement is attached.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

10.1	Distribution Agreement with Safe4Hours, Inc.*

* Portions of the exhibit have been omitted pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skinvisible, Inc.

/s/    Terry Howlett
Terry Howlett, Chief Executive Officer

Date:     May 10, 2005